                                                                    EXHIBIT 3(a)
                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                      COMMERCIAL BANCSHARES, INCORPORATED
                   -----------------------------------------------

Pursuant to the provisions of Sections 110 and 33 of Article 1, Chapter 31 of the Code of West Virginia, the undersigned adopts the following Restated Articles of Incorporation.

I. The undersigned agree to become a corporation by the name of COMMERCIAL BANCSHARES, INCORPORATED.

II. The address of the principal office of said corporation will be located at 415 Market Street, in the City of Parkersburg in the county of Wood, State of West Virginia, ZIP 26101.

III. The purpose or purposes for which this corporation is formed are as follows:

     A. Primarily, to purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation," and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this Corporation.

     B. To purchase, to receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, guarantee, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, and in all other ways, deal in and with property of every kind and character, real, personal or mixed, tangible or intangible, wherever situated and however held, including, but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper and other obligations and evidences of interest in or indebtedness of any person, firm or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and

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

        accompanying rights, and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof, and every character of interest therein and appurtenances thereto, including, but not limited to, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

     C. To hire and employ agents, servants and employees, and to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, trustee, factor or otherwise, either alone or in company with others.

     D. To promote or aid in any manner, financially or otherwise, any person, firm, association or corporation, and to guarantee contracts and other obligations.

     E. To let concessions to others to do any of the things that this corporation is empowered to do, and to enter into, make, perform and carry out, contracts and arrangements of every kind and character with any person, firm, association or corporation, or any government or authority or subdivision or agency thereof.

     F. To conduct its business and affairs, carry on its operations, and have offices and exercise the powers granted by Chapter 31, Article 1, of the Code of the State of West Virginia, within or without the State of West Virginia.

     G. To elect or appoint officers and agents of the corporation, and define their duties and fix their compensation.

     H. To make and alter by-laws, not inconsistent with these articles of incorporation or with the laws of the State of West Virginia, for the administration and regulation of the business and affairs of the corporation.

     I. To make donations for the public welfare or for charitable, scientific or educational purposes.

     J. To transact any lawful business which the board of directors shall find will be in the aid of governmental policy.

     K. To pay pensions and establish pension plans or pension trusts for any or all of its directors, officers and employees, establish profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

     L. To be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust or other enterprise.

     M. To cease its corporate activities and surrender its corporate franchise in accordance with the provisions of Chapter 31, Article 1 of the Code of the State of West Virginia.

     N. To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this corporation, and to have and to exercise all powers conferred by the laws of the State of West Virginia on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinbefore set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations or corporations, and in any part of the world.

               The foregoing statement of purpose shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

IV.  Provisions granting preemptive rights are:

     None.

V. Provisions for the regulation of the internal affairs of the corporation are:

          The internal affairs will be regulated by the Board of Directors in accordance with the By-Laws adopted by the Stockholders.

          Each director and officer of this corporation, or former director or officer of this corporation, or any person who may have served at its request as a director or officer of another corporation, his heirs and personal representatives, shall be indemnified by this corporation against costs and expenses at any time reasonably incurred by him arising out of or in connection with any claim, action, suit or proceeding, civil or criminal, against him or to which he may be made a party by reason of his being or having been such director or officer except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of a duty to the corporation. If in the judgment of the board of directors of this corporation a settlement of any claim, action, suit or proceeding so arising be deemed in the best interest of the corporation, any such director or officer shall be reimbursed for any amounts paid by him in effecting such settlement and reasonable expenses incurred in connection therewith. The foregoing right of indemnification shall be in addition to any and all other rights to which any director or officer may be entitled as a matter of law.

VI. The amount of total authorized capital stock of said Corporation shall be Five Million Forty-Three Thousand Three Hundred Twenty-Eight (5,043,328) shares, which shall be divided into Five Million (5,000,000) shares of common stock of the par value of Five Dollars ($5.00) each and Forty-Three Thousand Three Hundred Twenty-Eight (43,328) shares of preferred stock of the par value of One Hundred Dollars ($100.00) each.

     A. The Board of Directors shall have the power and authority at any time and from time to time to issue, sell or otherwise dispose of any unissued but authorized shares of any class or classes of stock presently provided for in the Certificate of Incorporation, or that may hereafter be provided for by a subsequent amendment to the Certificate of Incorporation, to such person or parties, including the holders of Common Stock or Preferred Stock or of any such other class of stock, for such considerations (not less than the par value, if any, thereof) and upon such terms and conditions as the Board of Directors in its discretion may deem to be in the best interests of the Corporation. Except as expressly provided to the contrary hereinafter, such issuance, sale or other disposition may be made without offering such shares, or any part or class thereof, to the holders of Common Stock or Preferred Stock or any such other class of stock, and no such holder shall have any preemptive right to subscribe for any such shares.

     B. Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

     C. The Corporation may issue shares of preferred or special classes subject to the right of the Corporation to redeem any of such shares at the price fixed by the articles of incorporation for the redemption thereof; entitling the holders thereof to cumulative, noncumulative or partially cumulative dividends; having preference over any other class or classes of shares as to the payment of dividends; having preference in the assets of the Corporation over any other class or classes of shares upon the voluntary or involuntary liquidation of the corporation; and convertible into shares of any other class or into shares of any series of the same or any other class, except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation, but shares without par value, if any, shall not be converted into shares with par value unless that part of the stated capital of the Corporation represented by such shares without the par value is, at the time of conversion, at least equal to the aggregate par value of the shares into which the shares without par value are to be converted or the amount of any such deficiency is transferred from surplus to stated capital.

     D. Preferred Stock may be divided into and issued by the Board of Directors from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars that are fixed in the Certificate of Incorporation or may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors; and each share of each series shall be identical in all respects with the other shares of such series, except as to the following relative rights and preferences which may be fixed and determined by the Board of Directors, as to which there may be variations between different series:

          (a)  the rate of dividends;

          (b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (c) the amount payable upon shares in event of voluntary and involuntary liquidation;

          (d) sinking fund provisions, if any, for the redemption or purchase of shares;

          (e) the terms and conditions, if any, on which shares may be converted; and

          (f)  voting rights, if any.

     E. The Board of Directors of the Corporation shall have all of the power and authority with respect to the shares of Preferred Stock that may be delegated to the Board of Directors pursuant to the terms and provisions of Chapter 31, Article 1, Sections 78 and 79 of the Code of West Virginia, as amended, and shall exercise such power and authority by the adoption of a resolution or resolutions as prescribed by law.

VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town or village, including ZIP number, and if a stock corporation, the number of shares subscribed for by each.

       NAME                       ADDRESS                     NO. OF SHARES
       ----                       -------                     -------------
                                                                (Optional)
     William E. Mildren, Sr.    5110 - 1st Avenue
                                     Vienna, WV 26105

     William E. Mildren, Jr.    415 Market Street
                                     Parkersburg, WV 26101

     Thomas N. Webster        4201 - 3rd Avenue
                                     Vienna, WV 26105

VIII.  The existence of this corporation is to be perpetual.

IX. The name and address of the appointed person to whom notice or process may be sent:

               WILLIAM E. MILDREN, JR.,
               415 Market Street
               Parkersburg, WV 26101

X. The number of directors constituting the initial board of directors of the corporation is thirteen (13), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify. (Naming the board of directors is optional.)

       NAME                   ADDRESS
       ----                   -------

       SEE ATTACHED LIST

          These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended. These Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

                              COMMERCIAL BANCSHARES, INCORPORATED


                              By:  ______________________________
                                    William E. Mildren, Jr.

                              Its:  President



                              By:  ______________________________
                                    Larry G. Johnson

                              Its:  Secretary



This instrument prepared by:

Sandra M. Murphy
Bowles Rice McDavid Graff & Love
600 Quarrier Street
Post Office Box 1386
Charleston, West Virginia 25325-1386
(304) 347-1131

              ATTACHMENT TO "X" - Names and addresses of directors

                     constituting initial board of directors
              ----------------------------------------------------


F. Lloyd Blair, M.D.         Jack F. Poe
Route 1, Box 120             4013 Powell Street
Walker, WV 26180             Parkersburg, WV 26104

Robert W. Burk, Jr.          George M. Ruoff
P. O. Box 287                # 11 Meadowcrest
Parkersburg, WV 26101        Parkersburg, WV 26101

Peyton J. Dudley             Jack L. Shafer
21 Meadowcrest Drive         105 Country Club Drive
Parkersburg, WV 26101        Vienna, WV 26015

Arthur A. Maher              Carl E. Stephens
c/o St. Joseph's Hospital    3900 River Road
P. O. Box 327                Vienna, WV 26105
Parkersburg, WV  26101

William E. Mildren, Sr.      James M. Thompson
5110 1st Avenue              P. O. Box 1046
Vienna, WV 26105             Parkersburg, WV 26101

William E. Mildren, Jr.      Thomas N. Webster
P. O. Box 1427               4201 Third Avenue
Parkersburg, WV 26101        Vienna, WV 26105

Frank L. Christy
P. O. Box D
Marietta, Ohio 45750

STATE OF WEST VIRGINIA,

COUNTY OF WOOD, TO-WIT:

          I,                           , a notary public in and for the State
             --------------------------
and County aforesaid, do hereby certify that on this day there personally appeared before me, WILLIAM E. MILDREN, JR., being by me first duly sworn, declared that he is President of Commercial BancShares, Incorporated, that he signed the foregoing document as President of that corporation, and that to the best of his knowledge and belief the statements contained therein are true and correct.

          IN TESTIMONY WHEREOF, witness my signature and notarial seal this
             day of                   , 1997.
------------        ------------------


                                             --------------------------
                                                    Notary Public


          My commission expires:
                                   ------------------------------------.


[SEAL]

STATE OF WEST VIRGINIA,

COUNTY OF WOOD, TO-WIT:


          I,                           , a notary public in and for the State
             --------------------------
and County aforesaid, do hereby certify that on this day there personally appeared before me, LARRY G. JOHNSON, being by me first duly sworn, declared that he is Secretary of Commercial BancShares, Incorporated, that he signed the foregoing document as Secretary of that corporation, and that to the best of his knowledge and belief the statements contained therein are true and correct.

          IN TESTIMONY WHEREOF, witness my signature and notarial seal this
             day of                      , 1997.
------------        ---------------------

                                             --------------------------
                                                    Notary Public


          My commission expires:
                                   ------------------------------------.


[SEAL]